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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of our report dated December 14, 1999, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Report to Shareholders of Managed Municipal Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland

February 29, 2000